Exhibit (c)(2)
Project Motorway Special Committee Discussion Materials November 12, 2010 Confidential Presentation

Disclaimer The following pages contain material that was provided to the Special Transaction Committee (the "Special Committee") of Motorway ("Motorway" or the "Company") by Barclays Capital Inc. ("Barclays Capital"), the United States affiliate of Barclays Capital, the investment banking division of Barclays Bank PLC. The accompanying material was compiled or prepared on a confidential basis solely for consideration by the Special Committee and not with a view toward public disclosure under state and federal securities laws and no part of it may be reproduced, distributed or transmitted without the prior consent of Barclays Capital. The information contained in this material was obtained from the Company and other publicly available sources, and Barclays Capital has relied upon such information without independent verification thereof. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays Capital. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities described herein. Any estimates and projections for the Company contained herein have been prepared by management of the Company, were obtained from publicly available sources or are based upon such estimates and projections. The estimates and projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays Capital assumes no obligation to update or otherwise revise these materials. Because these materials were prepared for use in the context of a presentation to the Special Committee, the materials are incomplete without reference to, and should be viewed in conjunction with, the oral briefing provided by Barclays Capital, the materials were not prepared to comply with the disclosure standards set forth under state and federal securities laws and, to the extent the materials may be considered by readers not as familiar with the business and affairs of the Company as the Special Committee, neither the Company nor Barclays Capital nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the materials when used by persons other than the Special Committee. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. Barclays Capital, its affiliates and the individuals associated therewith may (in various capacities) have positions or deal in transactions or securities (or related derivatives) of the Company or any counterparty to the transaction contemplated herein. IRS Circular 230 Disclosure: Barclays Capital and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor. Barclays Capital is the investment banking division of Barclays Bank PLC. Barclays Bank PLC is authorised and regulated in the United Kingdom by the Financial Services Authority and is registered in England No. 1026167. Registered Office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2009 (all rights reserved). 1

Materials have been updated to reflect reported financial results as of 9/30/10 Adjusted materials to include Updated equity research estimates following Q3 reported results Updated financial information as of 9/30/10, including net debt of $3,248mm (vs. $3,270mm as of 6/30/10) Use of 2011E EBITDA trading multiples vs. 2010E EBITDA Updated NOL valuation as of 9/30/10 Follow-up diligence with Motorway Management on 11/10 Going-private (13e-3) transaction led by founder and CEO, Rocco B. Commisso ("Commisso") Acquiring common shares not owned by Commisso either directly or via Commisso's options and RSUs Financing is through existing Company credit facilities $8.75 per share / all cash 64% premium to pre-announcement price of $5.33 on 5/28/10 14% premium to 52-week high of $7.65 Trading at $6.99 as of 11/10/2010, 20% discount to current offer At the request of the Special Committee, Senior Management of Motorway (excluding Commisso) prepared financial projections for years ending 2010 - 2015 (the "Original Plan") and delivered them to the Special Committee on June 29 The projections were revised (the "Reforecast Plan") to account for selected business trends that Management was observing. The Reforecast Plan was delivered to the Special Committee on September 4 Due diligence included: Meetings and conference calls with Motorway's Senior Management (excluding Commisso), including relating to the Original Plan and the Reforecast Plan Meetings with Commisso and his financial and legal advisors regarding Commisso's and advisors' views on the business and proposal Confirmatory due diligence with Motorway Management on 11/10/10 Financial structure Valuation We are of the opinion as of 11/12/10 that, from a financial point of view, the consideration of $8.75 per share in cash to be paid to acquire all of the common shares not already owned by Commisso and his affiliates is fair to stockholders of the Company (other than Commisso and his affiliates) Projections Due Diligence Transaction Considerations Recommendation Transaction Overview Executive Summary Executive Summary Current Offer High leverage Strategic alternatives Update Business prospects Equity value sensitivity 2

Motorway Purchase Price Analysis Purchase Price Analysis - Wall Street Research Estimates ___________________________ Source: Company filings and Wall Street research. Balance sheet data is as of 3Q10. Share count from Management and includes unvested options and RSUs. Note: Share price as of November 10, 2010 is $6.99. Analysis uses fully diluted share count based on treasury stock method applied to vested and unvested options and RSUs. PV of NOLs based on Reforecast Plan using a discount rate of 12.5% ($269mm). 3

Stock Price Performance ___________________________ Source: FactSet. Stock Price Performance 4

NOL Unadjusted NOL Adjusted Motorway 6.6893583092791 6.21107751504284 CVC 7.39204685629993 7.12963772532865 CHTR 6.24490688465348 5.80870904097763 CMSCA 4.92763949640131 4.92763949640131 TWC 5.93332221759107 5.65889976820295 Cable Trading Comparables Enterprise Value / 2011E EBITDA LFCF Yield (1) Enterprise Value / 3Q 2010A Subscribers ___________________________ Source: Wall Street research and Motorway Management. Note: Market data as of November 10, 2010. NOL adjusted enterprise value subtracts NOL value from enterprise value. Based on consolidated 2011 LFCF estimates and consolidated Equity Values. Calculated as levered free cash flow / equity value. Current Metrics Current Motorway 0.244174395303211 CVC 0.127469879041658 CHTR 0.144371161679764 CMSCA 0.105393293968891 TWC 9.04826607520774E-02 NOL Unadjusted NOL Adjusted Motorway 3121.7005 2898.5028 CVC 5478.2885 5283.8156 CHTR 3591.5563 3340.6912 CMSCA 3223.1664 3223.1664 TWC 3345.7846 3191.0385 5

Motorway Reforecast Plan vs. Original Plan Operating Metrics ___________________________ Source: Motorway Management. Note: Original Plan as of June 2010. Reforecast Plan as of September 2010. 6

Motorway Reforecast Plan vs. Original Plan Financial Metrics ($ in millions) ___________________________ Source: Motorway Management. Note: Original Plan as of June 2010. Reforecast Plan as of September 2010. 7

Motorway Historical and Projected Financials - Reforecast Plan Historical Financials and Reforecast Projections ($ in millions) ___________________________ Source: Company filings and Motorway Management. Note: Reforecast Plan as of September 2010. EBITDA is pre-stock based compensation. Total ARPU for years 2001-2006, 2010-2015 was derived as total revenue divided by the average of beginning and ending basic subscribers for each given year. Years 2007-2009 as reported by Company. 8

Motorway Historical and Projected Subscriber Data - Reforecast Plan Historical Subscriber Data and Reforecast Projections (1) (homes passed and subscribers in '000s) ___________________________ Source: Company filings and Motorway Management. Note: Reforecast Plan as of September 2010. All subscriber data is as of year end. 9

Motorway Historical and Projected Financials - Original Plan Historical Financials and Original Projections ($ in millions) ___________________________ Source: Company filings and Motorway Management. Note: Original Plan as of June 2010. EBITDA is pre-stock based compensation. Total ARPU for years 2001-2006, 2010-2015 was derived as total revenue divided by the average of beginning and ending basic subscribers for each given year. Years 2007-2009 as reported by Company. 10

Motorway Historical and Projected Subscriber Data - Original Plan Historical Subscriber Data and Original Projections (1) (homes passed and subscribers in '000s) ___________________________ Source: Company filings and Motorway Management. Note: Original Plan as of June 2010. All subscriber data is as of year end. 11

Reforecast and Original Plans vs. Wall Street Projected Financial Metrics - Management vs. Research Estimates ___________________________ Source: Motorway Management and Wall Street research estimates. Note: Original Plan as of June 2010. Reforecast Plan as of September 2010. EBITDA is pre-stock based compensation. ($ in millions) 12

Reforecast and Original Plans vs. Wall Street (cont'd) Projected Operating Metrics - Management vs. Research Estimates ___________________________ Source: Motorway Management and Wall Street research estimates. Note: CRT Capital Group, Miller Tabak, Hudson Square, Pivotal, and BTIG provided detailed operating metrics. Original Plan as of June 2010. Reforecast Plan as of September 2010. Penetration derived as a percentage of basic subscribers. (number of subscribers in '000s) 13

Low Diff High 5 5 10 Research Price Targets 5 5 10 12.64 7.39 20.03 Precedent Transactions - EBITDA 11.56 7.24 18.8 11.55 7.81 19.36 Precedent Transactions - Subs 11.55 7.81 19.36 1.05 6.69 7.74 LBO 0 6 6 2.41 7.64 10.06 Trading Multiples - EBITDA 1.32 7.57 8.88 9.51 2.82 12.33 Trading Multiples - LFCF 7.2 2.27 9.51 10.59 5.12 15.71 Trading Multiples - Subs 10.46 5.08 15.55 10.72 2.08 12.8 Levered Paydown (2010 - 2022) 9.13 1.83 10.95 9.88 0.85 10.73 Levered Paydown (2010 - 2015) 7.97 0.7 8.67 9.34 18.5 27.84 5-Year DCF (perp. growth) 6.42 17.53 23.95 4.59 7.62 12.21 5-Year DCF (multiples) 2.56 7.5 10.05 Motorway Valuation (Reforecast Plan vs. Original Plan) Valuation Summary ___________________________ Note: Analysis uses fully diluted share count based on treasury stock method applied to vested and unvested options and RSUs as provided by Motorway Management. Select methodologies incorporate Wall Street research. Net debt of $3,248 as of 3Q 2010A. Methodologies include the value of NOLs. Select methodologies incorporate an assumed 382 limitation, if applicable. Reforecast Plan Original Plan $6.00 Initial Offer $8.75 Current Offer 14

Valuation Methodologies - Reforecast Plan Reforecast Plan ___________________________ Note: Analysis uses fully diluted share count based on treasury stock method applied to vested and unvested options and RSUs as provided by Motorway Management. Select methodologies incorporate Wall Street research. Net debt of $3,248 as of 3Q 2010A. Price per share includes the value of NOLs ($269mm using a discount rate of 12.5%). LBO is based on a 2015 exit and assumes NOLs are utilized in accordance with 382 limitations. Precedent transactions assume a 382 limitation and value the NOLs at $196mm (using a discount rate of 12.5%). 15

Valuation Methodologies - Original Plan Original Plan ___________________________ Note: Analysis uses fully diluted share count based on treasury stock method applied to vested and unvested options and RSUs as provided by Motorway Management. Select methodologies incorporate Wall Street research. Net debt of $3,248 as of 3Q 2010A. Price per share includes the value of NOLs ($281mm using a discount rate of 12.5%). LBO is based on a 2015 exit and assumes NOLs are utilized in accordance with 382 limitations. Precedent transactions assume a 382 limitation and value the NOLs at $196mm (using a discount rate of 12.5%). 16

Detailed Valuation Materials

DCF Valuation - Reforecast Plan Share Price Sensitivity Analysis Discounted Cash Flow Analysis ___________________________ Note: DCF is valued on an end of year convention. For 2010, only the fourth quarter of cash flow is valued. Net debt of $3,248 as of 3Q 2010A. Valuation includes NOLs. NOLs are valued at $269mm assuming a discount rate of 12.5%. ($ in millions) 17

DCF Valuation - Original Plan Share Price Sensitivity Analysis Discounted Cash Flow Analysis ___________________________ Note: DCF is valued on an end of year convention. For 2010, only the fourth quarter of cash flow is valued. Net debt of $3,248 as of 3Q 2010A. Valuation includes NOLs. NOLs are valued at $281mm assuming a discount rate of 12.5%. ($ in millions) 18

Levered Paydown Valuation Analysis - Reforecast Plan Impact on Equity Value with Debt Paydown Based on Management Projections ($ in millions, except per share data) ___________________________ Note: Assumes tax rate of 37.5% and all FCF is used to paydown debt. Reforecast Plan includes estimates through 2015. Estimates for 2016 - 2022 based on Management's growth assumption of 2.1% from their NOL usage schedule. Current EBITDA multiple of 6.2x is based on Management's 2011E EBITDA and includes the value of the NOL ($269mm). For other years, 5.9x EBITDA is used (the average of all other comparable companies based on 2011E EBITDA multiple, excluding Motorway) including Wall Street Research's value of comparables companies' NOLs. Net debt of $3,248 as of 3Q 2010A. NOLs are valued at $269mm assuming a discount rate of 12.5%. Illustrative per share value is calculated as of December 31 of each year. (2) Net Debt Current 3247.572 2010 3215.21389674878 2011 3113.77197553493 2012 2977.52570964587 2013 2835.32561104693 2014 2700.11030335484 2015 2546.1701293026 2016 2367.93609705588 2017 2162.39017678928 2018 1927.18481010815 2019 1659.78961235154 2020 1357.47748278055 2021 1017.30966659449 2022 636.119689823279 19

Levered Paydown Valuation Analysis - Original Plan Impact on Equity Value with Debt Paydown Based on Management Projections ($ in millions, except per share data) ___________________________ Note: Assumes tax rate of 37.5% and all FCF is used to paydown debt. Original Plan includes estimates through 2015. Estimates for 2016 - 2022 based on Management's growth assumption of 2.1% from their NOL usage schedule. Current EBITDA multiple of 6.1x is based on Management's 2011E EBITDA and includes the value of the NOL ($281mm). For other years, 5.9x EBITDA is used (the average of all other comparable companies based on 2011E EBITDA multiple, excluding Motorway) including Wall Street Research's value of comparables companies' NOLs. Net debt of $3,248 as of 3Q 2010A. NOLs are valued at $281mm assuming a discount rate of 12.5%. Illustrative per share value is calculated as of December 31 of each year. (2) Net Debt Current 3247.572 2010 3154.372 2011 3028.77536918453 2012 2887.59079834841 2013 2737.60953880697 2014 2582.49478490832 2015 2410.2056348307 2016 2207.53041198785 2017 1975.24394296298 2018 1710.81594572052 2019 1411.5193558391 2020 1074.41538198216 2021 696.337433719363 2022 273.873836763629 20

LBO Valuation - Reforecast Plan Financial Summary ___________________________ Note: LBO is based on a 2015 exit and assumes NOLs are utilized in accordance with 382 limitations. Remaining NOLs in 2015 are included in valuation at exit. Tax rate is 37.5%. Ability to Pay at 5x Leverage ('10E EBITDA) Illustrative Capital Structure at $6.00 / share ($ in millions, except per share data) 21

LBO Valuation - Original Plan Financial Summary ___________________________ Note: LBO is based on a 2015 exit and assumes NOLs are utilized in accordance with 382 limitations. Remaining NOLs in 2015 are included in valuation at exit. Tax rate is 37.5%. Ability to Pay at 5x Leverage ('10E EBITDA) Illustrative Capital Structure at $7.74 / share ($ in millions, except per share data) 22

Public Trading Comparables Adjusted for NOLs Not adjusted for NOLs ($ in millions, except per share and subscriber data) ___________________________ Source: Wall Street research. 1. As of November 10, 2010. Adjusted cable enterprise value excludes enterprise value of non-cable assets. Based on consolidated LFCF estimates and consolidated equity values. 23

Cable M&A Transactions: Over $1 Billion ___________________________ Source: Wall Street research. Insight Communications owns 50% of Insight Midwest through a joint venture with Comcast. Enterprise value and subscriber metrics shown are proportionate. 2. Adjusted by $3.4bn for net present value of estimated tax benefits as per Time Warner and Comcast investor presentations. 3. Purchase price is net of 62,000 Charter subs. In addition to AT&T's payment of $1.1bn in cash and AT&T shares, the two companies swapped cable systems in different regions. Adjusted by $350mm for net present value of estimated tax benefits from asset purchase, as per Gannett / Cox press release. AT&T purchased the remaining 50% stake in Lenfest which it did not already own. Aggregate value includes 50% of net debt. 7. AT&T and Comcast agreed to swap cable systems, resulting in a net addition to Comcast of 750,000 subscribers, for which Comcast was to pay AT&T consideration of approximately $4,500 per subscriber. Excludes option to acquire Lenfest systems. No adjustment for $1.5bn termination fee relating to MediaOne transaction. 8. Multiples reflect cable aggregate value of $23bn, which assumes other asset valuation of $35.5bn. 24

WACC Analysis WACC Analysis ___________________________ Source: 30-year Treasury curve as of 11/10/2010. Source: Ibbotson. Target capital structure based on similar high yield media assets. Cost of debt based on blended current funding rates for bank debt (L+450 with a 1.75% floor) and notes (9.5%). 25